ARICO AMERICA REALESTATE INVESTMENT COMPANY
                              EMPLOYEE STOCK OPTION


                  Agreement, dated _________, 1995, between ARICO AMERICA REALESTATE INVESTMENT COMPANY, a Nevada corporation (hereinafter called the "Company"), and _____________________ (hereinafter called "Optionee").

                  WHEREAS, the Optionee is now employed by the Company or a Subsidiary in a key capacity and the Company desires to have him remain in the employment of the Company or a Subsidiary and to afford him the opportunity to acquire or enlarge his stock ownership in the Company so that he may have a direct proprietary interest in its success (the term "Subsidiary" meaning any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock);

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

                  1. This Agreement shall not be deemed to limit or restrict the right of the Company or any Subsidiary to terminate the Optionee's employment at any time, for any reason, with or without cause, or to limit or restrict the right of the Optionee to terminate his employment with the Company or any Subsidiary at any time. In the event of termination of the Optionee's employment by the Company, subject to Section 4, such employee shall only be


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eligible to exercise or surrender options on the number of shares that have become available for purchase pursuant to Section 2 hereof at the time of termination.

                  2. Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee the option, exercisable during the period commencing on the date hereof and ending on ________, 2005, to purchase from the Company, from time to time, as hereinafter more specifically stated, at a price of $_______ per share, up to but not exceeding in the aggregate ___________ shares of the Company's Common Stock. Such option shall vest and become exercisable as to 20% of such shares on each of the first five anniversaries of the date hereof.

                  3. The option hereby granted shall be exercised by the delivery to the Controller of the Company, from time to time, of written notice, signed by the Optionee, specifying the number of shares the Optionee then desires to purchase, together with cash, certified check, bank draft or postal or express money order to the order of the Company for an amount in United States dollars equal to the option price of such shares, plus an amount sufficient to satisfy any federal, state or local withholding tax requirements. If the written notice is mailed, the date of its receipt by the Controller of the Company shall be considered the date of exercise of the option by the Optionee.

                  Within 30 business days after any such exercise of the option as a whole or in part by the Optionee, the Company shall deliver to the Optionee a certificate or certificates, which may be legended to reflect restrictions on the transferability thereof, representing the


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aggregate number of shares with respect to which such option shall be so exercised, registered in the Optionee's name.

                  No fractional shares of Common Stock shall be issued and in lieu thereof, if a fractional share of Common Stock would otherwise be deliverable to the Optionee, the Optionee shall be paid in cash an amount equal to the same fraction of the fair market value of a share of Common Stock.

                  "Fair market value" as used in this Section 3 shall mean the mean between the high and low sales prices of the Common Stock on the day preceding the date of surrender on the principal securities exchange on which the Common Stock is listed or admitted to trading on which prices are quoted in U.S. dollars or, if no sale of stock shall have been made on that date on such exchange, on the next preceding day on which there was a sale of the stock.

                  Notwithstanding anything to the contrary in this Agreement, this option shall not be exercisable unless the offer and sale of the shares of Common Stock subject thereto have been registered under the Securities Act of 1933 and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration under such Act and from qualification under such state "blue sky" laws is available. The Company may require, as a condition to the exercise of this option, that the Optionee make certain representations and warranties as to the Optionee's investment intent with respect to the option shares. Notwithstanding anything to the contrary in this Agreement, if the consummation of any transaction under this Agreement would result in the possible imposition of liability to the Optionee pursuant to
Section 16(b) of the Securities Exchange Act of 1934, the Board of


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Directors or the Audit Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

                  4. The option hereby granted shall terminate and be of no force or effect upon the happening of the first to occur of the following events:

                  (a) The expiration of the time allowed for exercise of this option as specified in this Agreement.

                  (b) Termination of the Optionee's employment by the Company or a Subsidiary for cause or without the consent of the Company (in each case as determined by the Audit Committee).

                  (c) The expiration of 365 days after the date of the
                      termination of the Optionee's employment by the Company or a Subsidiary other than for cause or without the consent of the Company; provided, that during such 365-day period, the Optionee shall have the right to exercise this option with respect to any or all shares which were vested and available for purchase by him on the date of such termination of employment and, in the event of his death after termination of employment and during such 365-day period, his estate, personal representative or beneficiary shall have the right, within such period, to exercise this option with respect to any or all shares which were vested and available for purchase by the Optionee on the date of his termination of employment and which had not been purchased by him prior to his death.

                  (d) The expiration of 365 days after the date of the
                      Optionee's retirement after a period of continuous employment by the Company or a Subsidiary which includes the date on which this option was granted; provided, that during such 365-day period, the Optionee shall have the right to exercise this option with respect to any or all shares which were vested and available for purchase by him on the date of such retirement and, in the event of his death after retirement and during such 365-day period, his estate, personal representative or beneficiary shall have the right, within such period, to exercise this option with respect to any or all shares which were vested and available for purchase by the Optionee on the


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                      date of his retirement and which had not been purchased
                      by him prior to his death.

                  (e) The expiration of 365 days after the date of death of the
                      Optionee during a period of continuous employment by the Company or a Subsidiary which includes the date on which this option was granted; provided, that during such 365-day period, his estate, personal representative or beneficiary shall have the right to exercise this option with respect to any or all shares which were vested and available for purchase by the Optionee on the date of his death.

                  The Audit Committee shall have absolute and uncontrolled discretion to determine whether the Optionee's termination of employment is without the consent of the Company or is to be regarded as for cause or as retirement and whether an authorized leave of absence or absence on military or government service shall constitute a termination of employment for the purposes of this Agreement.
                  Upon termination of the Optionee's employment for any reason, this option, to the extent it has not theretofore vested, shall be forfeited and cancelled.
                  5. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person or persons.

                  6. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and, during the Optionee's lifetime, may be exercised only by him or his legal guardian or representative. No assignment or transfer of this option or the


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rights represented thereby, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer this option, the same shall terminate and be of no force or effect.

                  7. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any shares optioned by this Agreement until the option hereby granted shall have been exercised and payment and delivery for the shares purchased upon exercise shall have been made as herein provided. No adjustment shall be made for dividends or other rights for which the record date is prior to the date the shares are issued or transferred to Optionee.

                  8. The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  9. The shares with respect to which this option is granted are shares of the Common Stock of the Company as constituted on the date of this Agreement, but if, and whenever, hereafter and prior to the delivery by the Company of all of the shares of Common


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Stock with respect to which this option is granted, the Company shall effect a subdivision or consolidation of shares, or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without the receipt of consideration by the Company, then (a), in the event of any increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and (b), in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

                  10. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the exercise of this option or the delivery of shares to the Optionee, any law or regulations of any governmental authority having jurisdiction in the matter shall require either the company or the Optionee to take any action or refrain from action in connection therewith or to delay such exercise, then the delivery of such shares on such exercise shall be deferred until such action shall have been taken or such restriction on action shall have been removed.

                  11. As conditions precedent to the granting of the option and all other rights provided hereunder, the Optionee and any other person who acquires any rights hereunder, agrees that any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement may be determined, either by the Audit Committee or by the Company's


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Board of Directors in the Audit Committee's or the Board's absolute and uncontrolled discretion; and that any such determination or interpretation of the terms of this Agreement or any other determination by either such Committee or the Board of Directors of the Company shall be final, binding and conclusive on all persons affected thereby.

                  12. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: Thomas P. Loftus, Controller, ARICO America Realestate Investment Company, 31 West 52nd Street, New York, N.Y. 10019, (212) 474-7576, or at such other address as the Company, by notice to the Optionee, may designate in writing from time to time; to the Optionee at the address indicated in the Optionee's then current personnel records, or at such other address as the Optionee, by notice to Mr. Loftus at the above address, may designate in writing from time to time.

                  13. Notwithstanding any other provision of this Agreement to the contrary:

                  (a) In the event of a merger in which the Company is not the survivor, a sale or transfer of all or substantially all of the assets of the Company, or a liquidation or reorganization of the Company, the Optionee shall have the right, commencing 30 days prior to such merger, sale or transfer of assets, or liquidation or reorganization to immediately exercise on a fully-vested basis each option which was granted to him at least six months prior to the date of such exercise.

                  (b) In the event that a Change in Control shall occur, the Optionee shall have the right immediately after the effective date of such Change in Control, until such time as the option would otherwise expire according to
                        Section 4 of this Agreement, to exercise on a fully-vested basis each option which was granted to him under this Agreement at least six months prior to the date of exercise. As used in this Agreement, a "Change in Control" shall mean a change in control of a nature that would be


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                        required to be reported in response to Item 5(f) of
                        Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if (A) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; or (B) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least three-quarters of the directors then still in office who either were directors at the beginning of the period or whose selection or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided, further, that a change in control shall not be deemed to be a Change in Control for purposes of this Agreement if the Board of Directors has approved such change in control prior to either (x) the occurrence of any of the events described in the foregoing clauses (A) and (B) or (y) the commencement by any person other than the Company of a tender offer for the Common Stock not approved by the Board of Directors prior to such commencement.

                  14. In the event that a Change in Control (as defined in Section 14 above) shall occur, the Optionee shall have the right to elect to receive from the Company an amount in cash, in a lump sum, for each share of Common Stock covered by the Optionee's options granted hereunder, equal to the difference between the then current exercise price of such option and the greater of: (i) the highest price per share paid for the purchase of Common Stock in connection with the Change in Control and (ii) the highest closing price per share paid for the purchase of Common Stock on the principal exchange on which the Common Stock is


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listed during the 90-day period immediately preceding the Change in Control. The
Optionee may elect to receive such cash payment only during the 30-day period commencing upon the effective date of the Change in Control, and such election shall be effective with respect to all options which were granted at least six months prior to the date of exercise. Upon an election to receive such cash payment, the option to which such cash payment relates shall no longer be exercisable to the extent of the number of shares covered by the option for which such cash payment was received.

                  15. In the event that Section 13 or 14 of this Agreement shall become applicable, Section 11 of this Agreement shall not be effective.



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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, under its corporate seal, and the Optionee has hereunder set his hand and seal, as of this day and year first above written.

                                    ARICO AMERICA REALESTATE
                                    INVESTMENT COMPANY


                                    By:
                                        ---------------------------------
                                    Name:
                                    Title:

                                    By:
                                        ---------------------------------
                                    Name:
                                    Title:

ATTEST:

- ------------------------


                                    -------------------------------------
                                                    Optionee